Exhibit 99.1

Porter Bancorp, Inc. Changes Name to Limestone Bancorp, Inc.

Trading on Nasdaq under Ticker LMST to begin on June 19, 2018

LOUISVILLE, Ky.--(BUSINESS WIRE)--June 18, 2018--Porter Bancorp, Inc. (Nasdaq: PBIB), parent company of Limestone Bank, announced today that it has changed its name to Limestone Bancorp, Inc. The Company’s common stock will begin trading on the Nasdaq stock exchange under the ticker symbol LMST on June 19, 2018. Shareholders approved the corporate name change at the Company’s annual meeting on May 23, 2018. No further action is required by shareholders to complete the name change.

John T. Taylor, President and CEO of Limestone Bancorp and Limestone Bank, stated, “We are pleased that shareholders overwhelmingly approved our corporate name change to Limestone Bancorp, Inc. We believe the new name recognizes the bank’s Kentucky roots, which can be traced back more than 110 years, and allows us to update our brand to set the tone for the future. We have a long history of servicing our local communities across the Commonwealth, and we want to continue to make sure we live up to the strength of the relationships we’ve built. The new name emphasizes our Kentucky heritage. Limestone is not only a sturdy rock found across Kentucky, but it’s also used by many of our equine customers as a supplement source of calcium in horse feed. These two aspects of limestone mirror our sturdy commitment to helping our customers build a firm financial future.”

About Limestone Bancorp, Inc.
Limestone Bancorp, Inc. (formerly known as Porter Bancorp, Inc.) (NASDAQ: LMST) is a Louisville, Kentucky-based bank holding company which operates banking centers in 12 counties through its wholly-owned subsidiary Limestone Bank. Our markets include metropolitan Louisville in Jefferson County and the surrounding counties of Henry and Bullitt, and extend south along the Interstate 65 corridor. We serve southern and south central Kentucky from banking centers in Butler, Green, Hart, Edmonson, Barren, Warren, Ohio and Daviess counties. We also have a banking center in Lexington, Kentucky, the second largest city in the state. Limestone Bank is a traditional community bank with a wide range of personal and business banking products and services.

Forward-Looking Statements
Statements in this press release relating to Limestone Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements that involve risks and uncertainties. Although the Company’s management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company’s customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company’s customers; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. The forward-looking statements in this press release are made as of the date of the release and Limestone Bancorp does not assume any responsibility to update these statements.

CONTACT:
Limestone Bancorp, Inc.
John T. Taylor, 502-499-4800
Chief Executive Officer